UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 29, 2026
Magnera Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-03560	23-0628360
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9335 Harris Corners Pkwy, Ste 300, Charlotte, North Carolina		28269
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	866-744-7380

 (N/A)

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MAGN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 29, 2026, Erin Maile was appointed by the Board of Directors of Magnera Corporation (the “Company”) as Executive Vice President, Chief Accounting Officer, effective February 2, 2026.  In this capacity, Ms. Maile will serve as the Company’s principal accounting officer.

Ms. Maile, 34, previously served as the Company’s Vice President, Finance, Corporate Controller since November 4, 2024.  Prior to her employment with the Company, she was employed by Berry Global, Inc. (“Berry”) as Director of Corporate Accounting and External Reporting and had positions of increasing responsibilities with Berry since joining in January 2017.

There are no arrangements or understandings between Ms. Maile and any other person pursuant to which she was selected as an officer, and there are no family relationships between Ms. Maile and any of the Company’s directors or executive officers.  Ms. Maile has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under item 404(a) of Regulation S-K.
The Company provided Ms. Maile a term sheet setting forth the general terms of her employment as its Executive Vice President, Chief Accounting Officer (the “Term Sheet”).  Ms. Maile will receive an annual base salary of USD $275,000.  She will be eligible to receive annual short-term incentive awards at the target amount of $123,750 (45% of her base salary).  Ms. Maile will also be eligible to receive long-term incentive awards under the Company’s long-term incentive plan at an annual target amount of $200,000.  Ms. Maile will be required to comply with the Company’s share ownership guidelines for senior executives, as well as other Company policies applicable to senior executives.
Ms. Maile will participate in the Company’s Executive Severance Plan that has “double trigger” provisions for severance in the event of a change in control.  Pursuant to the Executive Severance Plan, if Ms. Maile resigns for good reason or her employment is terminated by the Company without cause or within two years after a change in control, Ms. Maile will be eligible to receive severance equal to two times the sum of her base salary and target bonus.  Additionally, Ms. Maile’s unvested equity awards will immediately become fully vested.  If Ms. Maile’s employment is terminated by the Company without cause, not in connection with a change in control, Ms. Maile will be eligible to receive severance equal to twelve months of her base salary and target bonus.
The foregoing summary of Ms. Maile’s Term Sheet does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Sheet, a copy of which will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 27, 2026.

Item 9.01	Financial Statements and Exhibits.
d) Exhibits.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Magnera Corporation
February 3, 2026	By:	/s/ Jill L. Urey
Jill L. Urey
Executive Vice President, General Counsel and Corporate Secretary